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Exhibit 23


Arthur Andersen LLP

Atlanta, Georgia






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated October 20, 1996, included or incorporated by reference in National Service Industries, Inc. 10-K for the year ended August 31, 1996, into the Company's previously filed Registration Statemen Nos. 33-36980, 33-51339, 33-51341, 33-51343, 33-51345, 33-51351, 33-51355, 33-51357,
31-60715, 33-63041, and 33-63043.



ARTHUR ANDERSEN LLP



November 17, 1996